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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement of Agate Technologies, Inc. and subsidiaries on Form S-8 (File No. 333-81677) of our report dated June 12, 2001, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the consolidated financial statements of Agate Technologies, Inc. and subsidiaries as of March 31, 2001 and for the two years then ended, which report appears in its Form 10-KSB for the year ended March 31, 2001.


SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California
June 29, 2001